PURCHASE AND SALE AGREEMENT
                          ---------------------------


PURCHASE AND SALE AGREEMENT effective as of March 27, 1992 (the "Purchase and Sale Agreement") by and among Taiyo Kogyo Corporation, a Japanese corporation ("Taiyo"), and Chemfab Corporation, a Delaware corporation ("Chemfab"). Taiyo and Chemfab, together with their respective Affiliates (as defined in Section
1), are sometimes collectively referred to herein as the "Parties" and separately as a "Party"; and this Purchase and Sale Agreement is sometimes herein referred to as the "Agreement."

                                  WITNESSETH:

                                Part I - General
                                ----------------

     WHEREAS, the Parties are stockholders of Birdair, Inc., a Delaware corporation ("Birdair" or the "Company");

      WHEREAS, the Company's authorized capital consists of 1053 shares of Common Stock, $.01 par value (the "Common Stock"), consisting of 553 shares of Class A Common Stock (the "Class A Shares") and 500 shares of Class B Common Stock (the "Class B Shares");

     WHEREAS, Taiyo owns all the Class A Shares of the Company's Common Stock and Chemfab owns all the Class B Shares of the Company's Common Stock;

     WHEREAS, Taiyo and Chemfab are parties with Birdair to a Shareholder Agreement dated as of June 7, 1989 (the "Existing Shareholder Agreement");

     WHEREAS, Taiyo desires to acquire control of the Company, and desires to purchase a majority of the Class B Shares of Company Common Stock owned by Chemfab;

     WHEREAS, Chemfab desires to retain an equity investment in the Company;

     WHEREAS, the Parties are willing to cause the Company to implement a tax-free recapitalization, on the terms and conditions set forth herein, in order to effectuate the objectives of its shareholders;

     WHEREAS, Chemfab is willing to sell to Taiyo the shares of the Company's common stock that it receives in said recapitalization, only on the terms and conditions of this Agreement;

     WHEREAS, Chemfab has made available to the Company, since its inception, on a confidential and restricted usage basis, certain trade secrets, Know How, Technology, and other Confidential Information and desires to protect such intellectual property;

     WHEREAS, Birdair has developed extensive goodwill with respect to the business in which it has been engaged and Birdair and the Parties desire to protect that goodwill;

     WHEREAS, Taiyo, through its ownership of Birdair and as licensee under the Cross License Agreement (as defined in Section 1(a) below), has had access to trade secrets, Know How, Technology and other confidential information which Chemfab has provided to Birdair on a confidential and restricted usage basis; and

     WHEREAS, Chemfab desires to minimize its liability for Birdair's business, projects, obligations and liabilities.

      NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the Parties hereto have agreed and do hereby agree as follows:

     1. Definitions. (a) Words. Capitalized terms defined elsewhere in this Agreement shall have the meaning assigned to such terms. In addition, the following terms shall have the following meanings:

     "Affiliate" means any company (including its successors) by which a Party or Birdair is now or hereafter controlled or any company or division (including its successors) now or hereafter controlled by a Party or Birdair or with which a Party or Birdair is now or hereafter under common control. For purposes of this agreement, "control" means the possession, direct or indirect, whether (i) through the ownership of common stock or the holding of proxies with respect thereto, (ii) by voting trust or other contract, or (iii) otherwise, of power to elect or cause to be elected in accordance with the by-laws of Birdair or such Party or company a majority of the members of the board of directors of Birdair or such Party or company.

     "Agent" means all present and former officers, directors, employees, agents, shareholders, promoters, counsel and advisers of Birdair or either Party or other entity, as the case may be, and their predecessors.

      "Antenna Shelters" means coverings comprised, in whole or in part, of High Performance Materials intended to protect or shelter from weather, or conceal, radar or microwave antenna equipment used for intelligence gathering, weather data collection, communications and the like, while minimally interfering with signal transmission or reception. Included within the definition of Antenna Shelters, without limitation, are radomes, planar covers and electromagnetic windows.

     "Birdair" means Birdair, Inc., a Delaware corporation with a principal place of business in Amherst, New York, and its successors.

     "Birdair Liabilities" shall have the meaning set forth in Section 6(a) of this Agreement.

     "Birdair Structures" means Birdair Structures, Inc., a New York corporation with a registered office in Buffalo, New York, and its successors.

     "Birdair's Existing Technology" means any and all of Birdair's Know How and Technology, whether or not patented or to be patented (including the Technology for non-structural fabric cladding applications, such as anaerobic digestors), that exists as of the Closing Date.

     "Birdair New Technology" means any and all improvements or inventions developed by Birdair or any of the other Taiyo Companies after the Closing Date that relate to or involve the fabrication or use of High Performance Materials.

     "Cash Payment" shall have the meaning set forth in Section (3) (b) of this Agreement.

      "Chemfab" means Chemfab Corporation, a Delaware Corporation with its principal place of business in Merrimack, New Hampshire, and its successors.

      "Chemfab New Technology" means any and all improvements or inventions developed by Chemfab or its Affiliates after the Closing Date that relate to or involve the fabrication or use of High Performance Materials that are manufactured, used or sold (now or hereafter) by Chemfab or its Affiliates.

     "Chemfab's Exclusive Supply Obligation" shall have the meaning set forth in Paragraph 2.1(b) of the Supply Agreement.

     "Chemfab Shares" shall have the meaning set forth in Section 2(b)(i) of this Agreement.

     "Class A Common Stock" shall have the meaning set forth in Section 2(a) of this Agreement.

     "Closing" and "Closing Date" shall have the meanings set forth in Section 16(a) of this Agreement.

     "Closing Documents" means this Agreement, the New Shareholder Agreement, the Supply Agreement, the Revised Charter, and the other documents listed on the closing agenda attached as Exhibit C.

     "Confidential Information" means marketing methods, plans, and strategies; engineering drawings and designs and other Know How; manufacturing plans and techniques and other Technology; research and development projects in progress and future plans; Fabric Structure project information; financial and business plans and strategies; business relationships and sources of supply; contractual obligations and arrangements; and other information with respect to the current and future operations of Chemfab, Taiyo, Birdair, or any of their respective Affiliates, as the case may be; provided, however, that the term "Confidential Information" shall not include information which:

     (i) was either published or otherwise available to the public at the time of its receipt by the receiving party from the transmitting party or later became published or available to the public other than by breach of this Purchase and Sale Agreement, the New Shareholder Agreement or the Supply Agreement by the receiving party or its or their employees;

     (ii) was already known to the receiving party at the time of receipt thereof from the transmitting party as shown by documents in the receiving party's possession or by other reliable evidence; or

     (iii) was disclosed to the receiving party by a third party having no obligation to the transmitting party to keep the information confidential.

     "Consent Agreement" means that certain Consent and Agreement dated as of January 1, 1988 by and among the Company (f/k/a OC Birdair, Inc.), Chemfab (f/k/a Chemical Fabrics Corporation), and Taiyo.

      "Construction Contracts" means all contracts entered into by Birdair relating to the design, engineering, fabrication or installation of, and/or warranty and service agreements for, Permanent Fabric Structures or Temporary Fabric Structures, or otherwise relating to the Fabric Structures Business.

     "Cross License Agreement" means the Cross License Agreement dated March 26, 1986, as amended, between Birdair and Taiyo.

     "Effective Time" shall have the meaning set forth in Section 2(d) of this Agreement.

     "Existing Shareholder Agreement" means the Shareholder Agreement dated June 7, 1989 by and among Taiyo, Chemfab and Birdair.

     "Fabric Structures" means air-supported, cable-supported, or frame-supported roof or roof sections, skylights, or awnings containing fabric-like or membrane-like flexible materials as an integral part of the structure and which are customarily built under regulation of architectural building codes. For purposes of this Agreement, the term "Fabric Structures" shall not include Antenna Shelters.

     "Fabric Structures Business" shall have the meaning set forth in Section 4(b) of this Agreement.

      "Guaranteed Obligations" means those obligations of Birdair related to one or more Construction Contracts the performance of which has been guaranteed, either in whole or in part, by Taiyo, OCF or Chemfab, either directly pursuant to a Performance Indemnification Contract, or indirectly pursuant to the guaranty of a performance or surety bond or letter of credit issued with respect to such Construction Contract(s), including those listed on Exhibit A. For purposes of this definition, the term "Guaranteed Obligations" includes Qualified Guaranteed Obligations and Original Guaranteed Obligations.

     "High Performance Fabricated Products" means any and all end-use products (including Antenna Shelters) comprised, in whole or in part, of High Performance Materials (excluding Permanent Architectural Fabrics), and produced, in whole or in part, by any process of seaming and/or joining by which two or more sheets or pieces of such material are combined into one or more patterned panel or piece, and which possess as a major characteristic in any end-use application one or more of the following performance properties:

     (i) chemical resistance and low permeability performance as required in applications such as (but not limited to) (A) protective clothing and hoods, and shelters for protection against chemical or biological attack in a military or industrial environment; (B) primary and/or secondary containment systems for vessels containing chemicals, hazardous waste, or hazardous materials; and (C) liners for various types of tanks, vessels, and piping;

     (ii) the absence of out-gassing and/or dissipation of static electricity as required in applications such as (but not limited to) acoustical blankets and other aerospace applications;

     (iii) unique electrical properties (e.g., very low and/or closely controlled dielectric constant and dissipation factor) as required in applications such as (but not limited to) wire and cable insulation and flexible circuitry;

     (iv) excellent release (non-stick) characteristics for a broad range of contacted materials and end-use temperatures as required in applications such as (but not limited to) sheets and conveyors for food processing, static control, release surfaces in laminating and casting processes, and various other low-friction applications; and

     (v) high strength and flexural endurance (particularly in combination with chemical and/or temperature resistance) as required in applications such as (but not limited to) expansion joints, hosing, and expansion bladders;

provided that the term "High Performance Fabricated Products" shall not include any and all end-use products to the extent used in applications which fall outside of the principal performance characteristics and applications listed above.

      "High Performance Materials" means (1) flexible composite materials comprised of woven or non-woven fiberglass or other woven or non-woven fibrous reinforcements that are impregnated, coated and/or laminated with polymers or resins (in any form, including film form) that have high-performance properties, including, but not limited to, fluoroplastic and fluoroelastomeric polymers and
(2) non-reinforced (i.e., not fiber reinforced) monolithic and composite films containing such polymers or resins. For purposes of this Agreement, the term "High Performance Materials" shall not include, among other things, woven or non-woven fiberglass, polyester or other fabrics coated and/or laminated with polyvinyl chloride or polyurethane or polyacrylate polymers or other non-High Performance Materials, whether or not protected with PVF.

     "Joint Holding Period" means the time period from and after the Closing Date during which Chemfab, as the owner of any of the Preferred Stock, and Taiyo, as the owner of any of the Class A Common Stock, are both stock holders of Birdair.

     "Know How" includes, but is not limited to, drawings, plans, designs and quality control; machine, mechanical and technical specifications; testing methods, formula, engineering data, production techniques, fabrication methods, tooling information, installation data, and application data; investigations and discoveries, including all developments, improvements, modifications and other ideas relating thereto, whether now existing, under development, in concept-stage or hereafter conceived or developed; chemical formulation and processing techniques, processes, sources of supply, marketing data, and sales techniques; trade secrets, intangible intellectual property and other confidential or proprietary information.

     "Marked Confidential Information" shall have the meaning set forth in paragraph 1.1 of the Supply Agreement.

      "N.C. Joint Venture Agreement" means that certain Joint Venture Agreement dated as of June 4, 1985 by and among Chemfab, Taiyo, and Nitto Denko Corporation (formerly Nitto Electric Industrial Co., Ltd.) as amended and/or in effect from time to time.

      "New Shareholder Agreement" shall have the meaning set forth in Section 8 below.

      "OCF" means Owens-Corning Fiberglas Corporation, a Delaware corporation which formerly owned the Class A Shares of Company Common Stock and which is a party to the Option Agreement.

      "Option Agreement" means that certain Option Agreement dated as of January 1, 1988 between OCF and Chemfab, to which Taiyo consented pursuant to the Consent Agreement.

      "Organizational Agreement" means that certain Organizational Agreement dated as of March 1, 1985 as amended by Stock Purchase Agreement and Supplement to Amendment of Organizational Agreement dated as of August 18, 1986. For purposes of this Agreement, the term "Organizational Agreement" shall not include the Partial Release or the Termination and Release (as those terms are defined in the Option Agreement); but the Parties agree and acknowledge that the latter documents shall continue to be effective as between the parties thereto, except to the extent modified or supplemented by Section 6 of this Agreement relating to indemnification.

      "Original Guaranteed Obligation" means a Guaranteed Obligation of Birdair that was guaranteed or issued before June 7, 1989 either (i) by Chemfab; or (ii) by OCF and for which Chemfab has agreed to indemnify OCF pursuant to Sections 12 and 23.2(c) of the Option Agreement; provided, however, that for purposes of this Agreement, any Performance Indemnification Contract (or any part thereof) issued by Chemfab relating to the San Diego Convention Center or other Guaranteed Obligation of Birdair relating thereto for which Chemfab is or may be, directly or indirectly, liable, shall not be deemed to be an Original Guaranteed Obligation.

      "Performance Indemnification Contract" means, with respect to those Construction Contracts for which Birdair is the contractor or general contractor, any separate agreement or undertaking, made by Taiyo, OCF or Chemfab with or for the benefit of the principal, owner or general contractor (other than Birdair) under such contract, to guaranty in whole or in part Birdair's performance under such contract.

      "PERMAFAB Agreement" means the Supply Agreement dated January 25, 1988, between Chemfab and PERMAFAB Pty Limited (formerly CHEMFAB Pty. Limited) as amended and/or in effect from time to time.

      "PERMAFAB Indemnity" means Chemfab's indemnification obligations under that certain Deed of warranty and Indemnification dated January 25, 1988, between Birdair, Chemfab and PERMAFAB Pty Limited (formerly CHEMFAB Pty. Limited).

      "Permanent Architectural Fabrics" means High Performance Materials and other flexible materials, regardless of composition, designed to meet building and fire codes for permanent fabric structures substantially as met by SHEERFILL permanent architectural membrane products as of the Closing Date, or having an estimated service life of approximately twenty years as judged by (i) retention of adequate tensile strength to support design mechanical loads, and (ii) retention of good visual appearance. Expressly excluded from the definition of Permanent Architectural Fabrics are flexible non-High Performance Materials which do not otherwise meet the definition of Permanent Architectural Fabrics, including woven or non-woven fiberglass, polyester or other fabrics coated arid/or laminated with polyvinyl chloride or polyurethane or polyacrylate polymers or other materials (whether or not protected with PVF) which, in each case, do not otherwise meet the definition of Permanent Architectural Fabrics.

      "Permanent Fabric Structures" means Fabric Structures which contain, as an integral part of the structure, Permanent Architectural Fabrics.

      "Preferred Stock" means the preferred stock of the Company to be issued to Chemfab in connection with this Agreement, as provided and defined in Sections 2(a-b) of this Agreement.

      "Purchasers' Obligations" shall have the meaning set forth in Paragraph 2.3(d) of the Supply Agreement.

      "PVC" means polyvinyl chloride.

      "PVF" means a film of oriented polyvinyl fluoride.

      "Qualified Guaranteed Obligations" means those Guaranteed Obligations for the projects and Construction Contracts listed as Item 1 on Exhibit A for which Chemfab agreed to indemnify OCF pursuant to the Option Agreement, and shall have the same meaning herein as set forth in the Option Agreement, notwithstanding any consummation, termination, modification or waiver of the Option Agreement or of the transactions contemplated thereby.

      "Recapitalization" shall have the meaning set forth in Section 2(a) of this Agreement.

      "Recapitalized Stock" shall have the meaning set forth in Section 2(a) of this Agreement.

      "Restricted Business Activities Period" shall have the meaning set forth in Section 4(b) of this Agreement.

      "Revised Charter" shall have the meaning set forth in Section 2(a) of this Agreement.

      "Supply Agreement" shall have the meaning set forth in Section 7 of this Agreement.

      "Taiyo" means Taiyo Kogyo Corporation, a Japanese corporation with its principal place of business in Osaka, Japan, and its successors.

      "Taiyo Companies" means Taiyo and all Affiliates of Taiyo, including, after the Closing, Birdair.

      "Technology" includes, but is not limited to, any and all Know How and products, and all techniques, applications and other uses with respect thereto, resulting from the research and development efforts on or with respect to such Know How and products, whether conducted by OCF, Birdair Structures, Chemfab, Taiyo or Birdair, their respective employees or by or on behalf of those authorized by OCF, Birdair Structures, Chemfab, Taiyo or Birdair to use the technology through license, agreement or otherwise.

      "Temporary Fabric Structures" means Fabric Structures which do not contain Permanent Architectural Fabrics.

      "Territory" means such countries and territories as specified in Exhibit B hereto.
             "Transferred Technology" shall have the meaning set forth in
Section 4(a) of this Agreement.

      (b) Construction. Wherever appropriate, (i) the singular and plural form of words, (ii) words of different gender, and (iii) the use of a defined term as a verb or noun, shall within those respective classifications be deemed interchangeable.

                      Part II - Recapitalization and Sale.
                      -----------------------------------

      2.    Recapitalization and Exchange.
            -----------------------------

      (a) Recapitalization. Subject to the other conditions of this Agreement, the Parties will cause Birdair to execute and carry out a tax-free recapitalization (the "Recapitalization") of Birdair's authorized capitalized stock pursuant to Sections 368(a)(l)(E) and 1036 of the Internal Revenue Code of 1986, as amended, pursuant to which Birdair's new capital structure shall consist, as of the Closing Date, of 1,000 shares of Class A Common Stock, $.0l Par Value (the "Class A Common Stock"), and 1,000 shares of Preferred Stock, $533.33 Par Value (the "Preferred Stock") (the Class A Common Stock and the Preferred Stock herein collectively the "Recapitalized Stock"). The Preferred Stock shall have the terms and conditions described in the Restated Certificate of Incorporation of Birdair, Inc. (herein the "Revised Charter").

      (b) Exchange. Subject to the other conditions of this Agreement, the Parties agree that, as of the Effective Time (as defined in subsection 2(d) below), the Parties shall cause Birdair to issue to Chemfab shares of Class A Common Stock and Preferred Stock, and Chemfab shall exchange the Class B Shares therefor as follows:

      (i) Chemfab will exchange 53 of the Class B Shares for all 1000 shares of Preferred Stock; and Chemfab will exchange the remaining 447 shares of Class B Shares owned by it for 447 shares of Class A Common Stock (such 447 shares of Class A Common Stock of the Company herein the "Chemfab Shares"); and

      (ii) Birdair will issue or cause to be issued stock certificates to Chemfab in accordance with the foregoing.

      (c) Implementation. Each of Taiyo and Chemfab, in their capacity as shareholders of Birdair, shall take and shall cause their representatives on the Board of Directors of the Company to take all such action (including meetings and votes approving, authorizing, adopting and consummating this Agreement and the transactions contemplated hereby, the Recapitalization and the Revised Charter and the issuance to Chemfab of the Preferred Stock at its stated par value), file such certificates and documents, pay such fees and expenses, and do such other things as necessary or desirable to carry out the purposes of this Agreement.

      (d) Effective Time. The Recapitalization shall become effective at that time on the Closing Date (the "Effective Time") when (i) all conditions precedent to the obligations of the Parties to consummate this Agreement have been satisfied or waived, (ii) the Revised Charter has been duly authorized by the Company's Board of Directors and shareholders and duly executed by the Company's President and Secretary, and (iii) the Parties have agreed to consummate the sale by Chemfab to Taiyo of the Chemfab Shares pursuant to
Section 3 of this Agreement, and have executed and delivered, unconditionally, the other Closing Documents.

      (e) Subordination of Preferred Stock. It is understood and agreed that Birdair's Preferred Stock shall be subordinated in right to payment to Birdair's debt obligations to Manufacturers and Traders Trust Company ("M & T Bank") or other holder(s) of Birdair's senior debt.

      (f) Preferred Stock and Release of Financial Support. Neither Chemfab nor any other holder of the Preferred Stock shall have any obligation, express or implied, to the Company or with respect to its business, now or hereafter to make any capital contributions (whether debt or equity), directly or indirectly. Each of the Taiyo Companies expressly acknowledges that it has no expectation of any such financial support from Chemfab and expressly releases Chemfab therefrom.

      3.    Purchase and Sale of Chemfab Shares.
            -----------------------------------

      (a) Subject to the other conditions of this Agreement, on and as of the Closing Date, Chemfab shall sell to Taiyo, and Taiyo shall purchase from Chemfab, the Chemfab Shares for the consideration described in Section 3(b) below.

      (b) For payment by Taiyo to Chemfab of $4,533,333 (the "Cash Payment"), as provided in Section 16(b) below, and in consideration of and subject to the other provisions and obligations of this Agreement, on and as of the Closing Date, Chemfab shall sell to Taiyo, and Taiyo shall purchase from Chemfab, the Chemfab Shares.

                          Part III - Other Agreements.
                          ---------------------------

      4.    Restrictions on Chemfab's Business Activities.
            ---------------------------------------------

      (a) Each of the Parties recognizes and acknowledges that, in connection with the formation of Birdair and the conduct of Birdair's operations since its inception, Chemfab and its Affiliates have licensed, transferred or otherwise made available, on a confidential, restricted usage basis, many rights, trade secrets, Know How, Technology and other proprietary information (the "Transferred Technology"); that Chemfab and its Affiliates retained the right to use and license all such Transferred Technology for application in all usages with the exception of certain restrictions on usage for Permanent Fabric Structures and Temporary Fabric Structures; that Birdair has developed goodwill in the business of Permanent Fabric Structures and Temporary Fabric Structures; and that Taiyo, in its capacity as a shareholder of Birdair and as a licensee under the Cross License Agreement, and its Affiliates have had access to the Transferred Technology and have been subject to restrictions on its usage.

      (b) During the Joint Holding Period and for a period of five (5) years thereafter (the "Restricted Business Activities Period"), neither Chemfab nor any Affiliate of Chemfab shall engage, anywhere in the world, in the design, engineering, fabrication, construction, installation, sale or other distribution of Permanent Fabric Structures or Temporary Fabric Structures (the "Fabric Structures Business"); provided that, Chemfab's participation in or performance under the N.C. Joint Venture Agreement, the PERMAFAB Agreement, or the PERMAFAB Indemnity in accordance with their respective terms, and subject to their respective conditions, shall not be deemed to be a violation of this Section 4(b); and provided further that, Chemfab's sale and supply of Permanent Architectural Fabrics under the terms and conditions of the Supply Agreement shall not be deemed to be a violation of this Section 4(b). Notwithstanding the foregoing, nothing herein shall be construed to restrict Chemfab or its Affiliates from engaging in businesses utilizing High Performance Materials, High Performance Fabricated Products, or any other business (other than the Fabrics Structures Business to the extent provided above).

      (c) Notwithstanding the foregoing, nothing contained herein shall prohibit Chemfab or its Affiliates from engaging in the Fabric Structures Business to the extent necessary to complete warranty or other services in respect of work in progress on April 1, 1985 and not assigned or otherwise transferred to Birdair, or to perform contracts to which Chemfab was a party on April 1, 1985 and which were not assigned to Birdair, or other work previously done by Chemfab or its Affiliates.

      (d) (i) Except as provided in subsection 4(d) (ii) below, if any term or provision of this Section 4 or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be determined to be invalid or unenforceable, such term or such provision shall become ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by applicable law, the Parties hereto hereby waive any provision of law which renders any term or provision of this Section 4 invalid or unenforceable in any respect.

      (ii) If any term or provision of Section 5 relating to restrictions on certain business activities of the Taiyo Companies or the application thereof to any circumstance shall, in any jurisdiction and to any extent, (A) be determined to be invalid or unenforceable, or (B) be breached or violated by any of the Taiyo Companies, or (C) be challenged, directly or indirectly, by any of the Taiyo Companies in any complaint, action, litigation or other proceeding, at law or in equity or otherwise (whether judicial (including declaratory judgment or adversarial actions) or otherwise), then such occurrence may, in Chemfab's sole discretion, be deemed to be a Conversion Event (as defined in Section 2.6 of the Supply Agreement), provided that, nothing in this subsection 4(d) (ii) nor in the exercise by Chemfab or its Affiliates of their respective rights hereunder shall (or shall be deemed to) terminate, reduce or otherwise limit, or be deemed to have the effect of terminating, reducing or otherwise limiting, the obligations of the Taiyo Companies under Section 5 of this Agreement.

      (e) During the Restricted Business Activities Period, each of Chemfab and its Affiliates shall, except as required by law (including any duty to warn) or only as necessary to enforce any rights of Chemfab under this Agreement or the Supply Agreement, keep confidential and not disclose to any third party any and all Confidential Information relating to Birdair or any of the Taiyo Companies. Chemfab further agrees that it shall not, during such period (and shall not permit any of its Affiliates to), use any such Confidential Information for any purpose or in any business; provided that, this restriction shall not apply to the use by Chemfab and its Affiliates in their respective businesses of the Transferred Technology and Birdair's Existing Technology, and provided further that, nothing herein shall prohibit Chemfab or its Affiliates from using any Confidential Information in such manner as is reasonably necessary or desirable in connection with the performance of Supplier's rights, obligations and activities under the Supply Agreement or other supply arrangement(s) contemplated by Section 21 of this Agreement.

      (f) These business restriction, confidentiality and restricted information-use agreements of Chemfab shall survive Closing.

      (g) In light of the unique and invaluable nature of the benefits to Taiyo and Birdair of compliance by each and all of Chemfab and its Affiliates with their covenants and agreements in this Section 4, and of the irreparable harm that Taiyo and Birdair will sustain if Chemfab or any of its Affiliates breaches the business restriction, confidentiality and restricted information-use provisions of this Section 4, it is understood and agreed that, (i) if any of Chemfab or its Affiliates breaches any of these covenants, then (A) Taiyo or Birdair will have no adequate remedy at law to reinstate those benefits and/or prevent such irreparable harm, and (B) Birdair or Taiyo may petition a court of competent jurisdiction for injunctive and other equitable relief to enforce the obligations of Chemfab and/or its Affiliates under this Section 4; and (ii) if Chemfab or any of its Affiliates breaches the business restriction provisions of this Section 4 or uses or discloses Marked Confidential Information in a manner or for a purpose not permitted by under Section 4(e), then Taiyo and Birdair may elect to treat such breach as a Redemption Event (as defined in Section 10 of the New Shareholder Agreement).

      5.    Restrictions on Business Activities of the Taiyo Companies. (a)
            ----------------------------------------------------------
Each of the Parties recognizes and acknowledges that, in connection with the formation of Birdair and the conduct of Birdair's operations since its inception, Chemfab and its Affiliates have licensed, transferred or otherwise made available, on a confidential, restricted usage basis, the Transferred Technology; that Chemfab and its Affiliates retained the right to use and license all such Transferred Technology for application in all usages with the exception of certain restrictions on usage for Permanent Fabric Structures and Temporary Fabric Structures; that Birdair has developed goodwill in the business of Permanent Fabric Structures and Temporary Fabric Structures; and that Taiyo, in its capacity as a shareholder of Birdair and as a licensee under the Cross License Agreement, and its Affiliates have had access to the Transferred Technology and have been subject to restrictions on its usage. This Transferred Technology was licensed, transferred or otherwise made available on the understanding and condition that it would be used by Birdair solely in its conduct of the Fabric Structures Business. Accordingly, during the Restricted Business Activities Period, none of the Taiyo Companies (including, after the Closing, Birdair) shall (i) engage, anywhere in the world, in the development or manufacture, for use or sale, of Permanent Architectural Fabrics or of other High Performance Materials (except and to the extent permitted by paragraph 3 of the Supply Agreement) provided that Taiyo's participation in the N.C. Joint Venture Agreement in accordance with its terms, and subject to its conditions, shall not be deemed to be a violation of this Section 5(a); or (ii) engage, anywhere in the world other than within the Territory, in the design, engineering, development, manufacture, sale, distribution or supply of High Performance Fabricated Products.

      (b) Further, each of the Taiyo Companies hereby agrees to keep the Transferred Technology and Birdair's Existing Technology confidential, not to disclose the same to third parties and not to use the Transferred Technology or Birdair's Existing Technology for any purpose or in any business in a manner that would adversely affect the goodwill and/or ongoing business of Chemfab or any of its Affiliates or its respective research and development efforts, whether previously conducted, now pending or hereafter conducted or applied.

      (c) During the Restricted Business Activities Period, each of the Taiyo Companies shall, except as required by law (including any duty to warn) or only as necessary to enforce any rights of any of the Taiyo Companies under this Agreement or the Supply Agreement, keep confidential and not disclose to any third party any and all Confidential Information relating to Chemfab or any of its Affiliates, and none of the Taiyo Companies shall use such Confidential Information (other than Transferred Technology) except as reasonably necessary or desirable in connection with the rights and obligations of any of the Taiyo Companies under the Supply Agreement.

      (d) These business restriction, confidentiality and restricted information-use agreements of each of the Taiyo Companies shall survive Closing.

      (e) In light of the unique and invaluable nature of the benefits to Chemfab and its Affiliates of compliance by each and all of the Taiyo Companies with their covenants and agreements in this Section 5, and of the irreparable harm that Chemfab and its Affiliates will sustain if any of the Taiyo Companies breaches the business restriction, confidentiality and restricted information-use provisions of this Section 5, it is understood and agreed that, (i) if any of the Taiyo Companies breaches any of these covenants, then (A) Chemfab and its Affiliates will have no adequate remedy at law to reinstate those benefits and/or prevent such irreparable harm; and (B) Chemfab and/or its Affiliates may petition a court of competent jurisdiction for injunctive and other equitable relief to enforce the obligations of Birdair and/or of any of the Taiyo Companies under this Section 5; and (ii) if any of the Taiyo Companies breaches the business restriction provisions of this Section 5 or uses or discloses any Marked Confidential Information in a manner or for a purpose not permitted under
Section 5(b) or (c), then Chemfab may elect to treat such event as a Conversion Event (as defined in paragraph 2.6(a) of the Supply Agreement).

      (f) Upon closing, Taiyo shall take all actions necessary to cause Birdair and all of the other Taiyo Companies to comply with the provisions of this Section 5.

      (g) (i) Except as provided in subsection 5(g) (ii) below, if any term or provision of this Section 5 or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be determined to be invalid or unenforceable, such term or such provision shall become ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by applicable law, the Parties hereby waive, and, upon closing, Taiyo waives on behalf of Birdair, any provision of law which renders any term or provision of this Section 5 invalid or unenforceable in any respect.

      (ii) If any term or provision of Section 4 relating to restrictions on certain business activities of Chemfab and its Affiliates or the application thereof to any circumstance shall, in any jurisdiction and to any extent, (A) be determined to be invalid or unenforceable, or (B) be breached or violated by any of Chemfab or its Affiliates, or (C) be challenged, directly or indirectly, by any of Chemfab or its Affiliates in any complaint, action, litigation or other proceeding, at law or in equity or otherwise (whether judicial (including declaratory judgment or adversarial actions) or otherwise), then such occurrence may, in Taiyo's sole discretion, be deemed to be a Redemption Event (as defined in Section 10 of the New Shareholder Agreement), provided that, nothing in this subsection 5(g) (ii) nor in the exercise by Taiyo of its respective rights hereunder shall (or shall be deemed to) terminate, reduce or otherwise limit, or be deemed to have the effect of terminating, reducing or otherwise limiting, the obligations of Chemfab and its Affiliates under Section 4 of this Agreement.

      6.    Indemnification.
            ---------------

      (a) Birdair's Indemnification. Taiyo acknowledges that Birdair currently has an obligation, under the Existing Shareholder Agreement and under law, to indemnify Chemfab, Birdair Structures and their respective Agents against the following-described Birdair Liabilities (as defined below). In order to confirm that obligation, and in further consideration of this Agreement, Taiyo hereby agrees that from and after the Closing Date, Taiyo shall cause Birdair, subject to Sections 6(c-d) of this Agreement and except as otherwise provided in Section 6(g) of this Agreement, to indemnify and hold Chemfab, Birdair Structures and their respective Agents, harmless from and against any loss, expense (including attorneys' fees and disbursements) damage or liability resulting from, or arising out of the business of Birdair on and after April 1, 1985, whether now known or unknown, whether accrued, absolute or contingent, including without limitation any and all claims made relating to (i) Birdair's Construction Contracts; (ii) any and all Guaranteed obligations; (iii) any and all liability that Chemfab or Birdair Structures may now or hereafter have to OCF under the Organizational Agreement, the Option Agreement, the Consent Agreement, or any other contract or by operation of law, for loss, damage or expense arising from or relating to Birdair's business or the above-described Construction Contracts and/or Guaranteed Obligations; (iv) liabilities for which Birdair is obligated to indemnify Chemfab, Birdair Structures and/or any of their respective Agents under the Organizational Agreement, the Option Agreement, the Consent Agreement and/or the Existing Shareholder Agreement, or under Corporate law, the law of suretyship or subrogation, or otherwise by operation of law or equity; and (v) any and all claims against Chemfab, Birdair Structures and/or their respective Agents for actions taken or inaction in their respective capacities as a promoter, predecessor, shareholder, director, officer, employee or agent of Birdair (all such claims and liabilities described in this Section 6(a) collectively herein "Birdair Liabilities").

      (b) Taiyo's Indemnification. Except as provided below, to the extent that Birdair does not fulfill any or all of its indemnification obligations to Chemfab, Birdair Structures, and/or their respective Agents with respect to the Birdair Liabilities as provided in Section 6(a) or by law, each of Taiyo and its Affiliates, jointly and severally, shall, subject to Sections 6(c) and 6(d) of this Agreement and except as otherwise provided in Section 6(g) of this Agreement, indemnify each of Chemfab, Birdair Structures and their respective Agents to the full extent that Birdair's obligations thereunder are not met; provided that, if a claim is made by a third party (i.e., a person or entity other than Birdair, Taiyo or any other Affiliate of Taiyo) in writing against Chemfab on or before the first anniversary of the Closing Date with respect to (but only with respect to) an Original Guaranteed Obligation (such a claim herein a "Qualifying Claim"), each of Taiyo and Chemfab shall remain liable, to the extent and only after Birdair has not been able to pay or satisfy such claim, for fifty percent (50%) of the resulting liability with respect to such Original Guaranteed obligation, as provided in Section 8(b) of the Existing Shareholder Agreement. In any event, Taiyo shall use its best efforts to cause Birdair (i) to pay and satisfy any and all such Qualifying Claims, (ii) to indemnify Chemfab with respect thereto pursuant to Section 6(a) of this Agreement, and (iii) to provide the defense against such Qualifying Claims pursuant to Section 6(d). In the event that such a Qualifying Claim with respect to any and all Original Guaranteed Obligations is not, in whole or in part, made by such third party and received by Chemfab in writing by the first anniversary of the Closing Date--time being of the essence--the foregoing proviso shall not apply, and Taiyo's indemnification obligation under the first clause of this Section 6(b) shall be absolute.

      For purposes of this Section 6(b), Chemfab, Birdair Structures and their respective Agents shall be entitled to such indemnification by Taiyo and its Affiliates immediately upon the non-fulfillment of Birdair's indemnification obligations under Section 6(a); and the initiation or resolution of any legal remedy by Chemfab, Birdair Structures, and/or their respective Agents against Birdair shall not be a precondition to the obligations of Taiyo and its Affiliates under this Section 6(b). Upon making full payment with respect to any of the Birdair Liabilities, the pertinent Taiyo Company shall be subrogated to the rights of the indemnitee or payee against Birdair and/or other responsible party or parties. It is understood and agreed by Chemfab, Birdair and each of Taiyo and its other Affiliates that the undertaking by each of Taiyo and its Affiliates in this Section 6(b) is intended for the exclusive benefit of Chemfab, Birdair Structures, and their respective Agents, and is not for the benefit of any third parties.

      (c) Survival of Indemnity Obligations. After the Closing Date, the obligations of Taiyo and its Affiliates (including, after Closing, Birdair) under Section 6(a) and (b) with respect to any loss, expense, damage or liability for which Chemfab, Birdair Structures, and/or their respective Agents, as the case may be, is entitled to indemnity hereunder (collectively, an "Indemnifiable Loss") shall terminate, with respect to such Indemnifiable Loss, on the date of the latter of (i) the expiration of the statutes of limitation applicable to any action, suit, proceeding, claim, demand or assessment that might give rise to such Indemnifiable Loss, and (ii) the final resolution of any such action, suit, proceeding, claim, demand or assessment, regardless of whether commenced or made prior to the expiration of the applicable statutes of limitation.

      (d) Defense of Claims. Upon receipt by Chemfab, Birdair Structures or their respective Agents (each such party, for such purposes, being hereinafter referred to as an "Indemnified Party") of notice of any action, suit, proceeding, claim, demand or assessment against such Indemnified Party which might give rise to a claim pursuant to this Section 6, the Indemnified Party shall give written notice thereof to Birdair and Taiyo (each such party, for purposes of this Section 6, being hereinafter referred to as an "Indemnifying Party"), indicating the nature of such claim and the basis therefor. Such notice given to Taiyo shall be deemed to be sufficient as if given to all the Affiliates of Taiyo for purposes of giving notice to all such Affiliates of their indemnification obligations hereunder. A claim for indemnity may, at the option of the Indemnified Party, be asserted as soon as any claim has been asserted by a third party in writing, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred, provided that the Indemnified Party shall have reasonably determined that it may be liable or shall otherwise incur losses, damages or costs in respect of such claim. Promptly after a claim is made for which the Indemnified Party seeks indemnity, the Indemnified Party shall permit the Indemnifying Party, at its option, to assume the complete defense of such action, suit, proceeding, claim, demand or assessment with full authority to conduct such defense and to settle or otherwise dispose of the same (except as hereinafter provided) and the Indemnified Party will cooperate fully in such defense. The Indemnifying Party will not, and Taiyo will not cause or permit any Indemnifying Party to, in defense of any such action, suit, proceeding, claim, demand or assessment, except with the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect thereof. Notwithstanding anything to the contrary in this
Section 6, after notice to the Indemnified Party of the Indemnifying Party's election to assume the defense of such action, suit, proceeding, claim, demand or assessment, the Indemnifying Party shall only be liable to the Indemnified Party for (i) such legal fees or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof at the request of the Indemnifying Party; and (ii) any and all legal fees and other expenses incurred by the Indemnified Party to enforce or assert its rights under this Section 6. As to those actions, suits, proceedings, claims, demands or assessments with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense, at the Indemnifying Party's own additional cost and expense, and will not settle or otherwise dispose of any of the same without the consent of the Indemnifying Party.

      (e) Taiyo shall have caused Chemfab, within fifteen (15) days after Closing, to be removed and released as a guarantor and indemnitor of all performance or surety bonds issued with respect to Birdair's existing bonding facility with CIGNA (the "CIGNA Bonds") , and have provided to Chemfab, within fifteen (15) days after Closing, satisfactory written evidence of same.

      (f) In light of the essential and invaluable nature of these indemnification agreements as an inducement to Chemfab to sell the Chemfab Shares, and of the irreparable harm that Chemfab and its Affiliates will sustain if either Birdair or any of Taiyo or its Affiliates breaches any one or more of these indemnification provisions, it is understood and agreed that, if Birdair or any of Taiyo or its Affiliates breaches any one or more of these indemnification obligations, (i) Chemfab and its Affiliates will have no adequate remedy at law to reinstate those benefits and/or prevent such irreparable harm; (ii) Chemfab and/or its Affiliates may petition a court of competent jurisdiction for injunctive and other equitable relief to enforce the obligations of Birdair and/or Taiyo and its Affiliates under this Section 6;
(iii) Chemfab may elect, in its sole judgment, (A) to treat such breach as a Conversion Event (as defined in paragraph 2.6 of the Supply Agreement), and (B) to exercise its other remedies under paragraph 8.2 of the Supply Agreement.
(iv) Chemfab shall have the other rights and remedies set forth in the New Shareholder Agreement; and (v) the Indemnifying Party shall pay the Indemnified Party's legal fees and other expenses incurred in enforcing or asserting its rights under this Section 6.

      (g) San Diego Convention Center Claim.
          ---------------------------------

      (i) Introduction. The Parties acknowledge that a claim may possibly be asserted against Birdair related to a tear in a portion of the roof on the San Diego Convention Center on or about February 28, 1991 (such roof incident herein the "San Diego Incident" and any ultimate economic loss suffered by Birdair due to the possible claim relating thereto herein the "San Diego Claim"). The Parties further acknowledge that the extent of Birdair's liability, if any, in this matter and the financial exposure related thereto is impossible to determine as of the Closing Date.

      (ii) Contingent Contribution. Notwithstanding the indemnity provisions in Sections 6(a) and (b) of this Agreement, Chemfab agrees, subject to the conditions precedent set forth in Section 6(g) (iv) below, to contribute an amount up to the Contribution Amount (as defined below) toward the cost of settling or otherwise paying any ultimately determined San Diego Claim. Chemfab's contribution, if any, will be determined based upon the formula set forth in subsection 6(g) (iii) below if, but only if, all of the conditions listed in Section 6(g) (iv) below have been fulfilled by Taiyo and Birdair.

      (iii) Formula for Chemfab's Contribution. In satisfaction of the San Diego Claim, Chemfab will pay the amount to Taiyo computed in accordance with the contribution formula set forth below. For purposes of this formula, the following terms will have the following definitions:

      (A) "Total Cost" means the total of all amounts actually paid by Taiyo, Birdair, and/or its insurers to the owner of the San Diego Convention Center, its insurer(s), or any third parties in final settlement of or satisfaction of any and all claims and/or judgments for all damages, whether direct, consequential, or otherwise, related to the San Diego Incident; provided that, "Total Cost" shall not include (I) legal fees of any party or insurer, or (II) any and all other related investigation, settlement and/or defense costs.

      (B) "Third Party Contributions" means any and all proceeds and/or contributions funded by any insurer (other than the owner's insurer) and/or directly by any other third party (e.g., an architect, engineer, or general contractor, but excluding Birdair or Taiyo).

      (C) "Remainder Amount" means the difference, if any, between (I) Total Costs, less (II) the sum total of Third Party Contributions plus $750,000.

      (D) Contribution Formula and Contribution Amount. Chemfab will pay to either Taiyo or Birdair, at Taiyo's election, an amount (the "Contribution Amount") equal to 50% of the Remainder Amount, but in no event will the Contribution Amount exceed $300,000. If Chemfab has any obligation to pay the Contribution Amount under this clause (D) with respect to the San Diego Claim, Chemfab may, at its sole election, satisfy its obligation hereunder by the payment of cash or by providing Taiyo or Birdair with such volume of Permanent Architectural Fabrics that has a then-current list selling price equal to the Contribution Amount.

      (iv) Conditions Precedent to Chemfab Payment. Chemfab's obligation to pay the Contribution Amount (if any) shall be expressly contingent upon the prior performance and fulfillment of each of the following actions by Taiyo and
Birdair:

      (A) Subject to Taiyo's and Birdair's business judgment and advice of counsel, as soon as practicable after the Closing Date, Taiyo, together with Birdair, will initiate good faith discussions with the owners of the San Diego Convention Center and its insurers to expeditiously resolve and settle the San Diego Claim on such terms and in any amount that Taiyo and Birdair, and/or its insurer(s), may deem appropriate.

      (B) As part of any resolution or settlement, Taiyo and Birdair shall obtain a complete release from the owners of the San Diego Convention Center, and any other parties in interest, and their insurer(s) specifically releasing Birdair, Chemfab, and Taiyo, and waiving all past, present and future claims as to each of the parties related to the San Diego Incident (including without limitation the San Diego Claim). Further, as part of any resolution or settlement, the owners of the San Diego Convention Center shall be required to indemnify Birdair, Chemfab, and Taiyo and hold each of them harmless against any and all claims made by any other party in the future related to the San Diego Incident (including without limitation the San Diego Claim.

      (v) Taiyo and Birdair further acknowledge that they are and shall be solely responsible for the management and disposition of the San Diego Claim and will pay all legal fees, investigation, defense and associated settlement costs, to the extent not covered by insurance. It is understood and agreed by Chemfab, Birdair and each of Taiyo and its Affiliates that the undertakings by Chemfab in this Section 6(g) are intended for the exclusive benefit of Taiyo and Birdair, and are not for the benefit of any third parties.

      7. Supply Agreement. As an essential inducement to Chemfab to agree to the Recapitalization and to sell the Chemfab Shares to Taiyo, each of the Taiyo Companies is willing and has agreed to enter into the Supply Agreement (the "Supply Agreement").

      8. New Shareholder Agreement. As an essential inducement to Chemfab to agree to the Recapitalization and to sell the Chemfab Shares to Taiyo, Taiyo and Chemfab shall enter into a New Shareholder Agreement with the Company, effective as of the Closing Date (the "New Shareholder Agreement").

                     Part IV - Representations, Warranties.
                     --------------------------------------

                            Covenants and Agreements
                            ------------------------

      9. Representations. Warranties, Covenants and Agreements of Taiyo. Taiyo hereby represents and warrants to Chemfab as follows:

      (a) Corporate Organization, qualification, etc. of Taiyo. Taiyo is a corporation duly incorporated, validly existing and in good standing under the laws of Japan. The execution and delivery of this Agreement and of the other Closing Documents and the performance by Taiyo of its obligations hereunder and thereunder have been duly authorized by all necessary corporate actions on behalf of Taiyo. Each of this Agreement and the other Closing Documents is binding upon Taiyo in accordance with its terms.

      (b) Non-Contravention. The execution and delivery of this Agreement and the other Closing Documents and the consummation of the transactions contemplated hereby and thereby will not violate any material agreement to which Taiyo is a party or any provision of the Certificate of Incorporation or By-Laws of Taiyo.

      (c) Ownership of the Class A Shares. Taiyo owns the Class A Shares free and clear of all liens, adverse claims or options (except for restrictions in Birdair's Certificate of Incorporation, as amended, the Organizational Agreement, the Existing Shareholder Agreement or as required by applicable securities laws).

      (d) Purchase for Investment. Taiyo intends to purchase the Chemfab Shares for its own account for investment purposes and not with a view to the distribution thereof.

      (e) Investigation by Taiyo. Taiyo has made, or will have made prior to the Closing Date, such investigation of the business, properties, financial and legal condition, books, records, facilities and personnel of Birdair as Taiyo deems necessary or appropriate in order for Taiyo to purchase the Chemfab Shares.

      (f) Consents. No consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority, and no consent of any third party (other than as may be required by the Organizational Agreement) is required to be obtained by Taiyo in connection with the execution, delivery and performance by Taiyo of this Agreement or the other Closing Documents.

      (g) Litigation. There is no action, proceeding, or investigation or inquiry pending or, to the best of the knowledge of Taiyo, threatened, which questions the validity of this Agreement, the other Closing Documents or any action proposed to be taken by Taiyo pursuant hereto.

      (h) Finders or Brokers. Taiyo has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with or upon consummation of this Agreement or the other Closing Documents or the transactions contemplated hereby or thereby.

      (i) Guaranteed Obligations. To the best of the knowledge of Taiyo, there are no Guaranteed Obligations guaranteed by Taiyo except as set forth on Exhibit A.

      (j) Documentary and Transfer Taxes. Taiyo will pay any and all documentary, stamp or other transfer taxes (collectively, "Transfer Taxes") assessed, levied or otherwise due with respect to the sale and purchase of the Chemfab Shares.

      10. Representations and Warranties of Chemfab. Chemfab hereby represents and warrants to Taiyo as follows:

      (a) Corporate Organization. Qualification. etc. of Chemfab. Chemfab is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. The execution and delivery of this Agreement and of the other Closing Documents and the performance by Chemfab of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on behalf of Chemfab. Each of this Agreement and the other Closing Documents is binding upon Chemfab in accordance with its terms.

      (b) Ownership of Class B Shares. Chemfab owns the Class B Shares, and, as of the time immediately prior to the Effective Time, will own the Chemfab Shares, free and clear of all liens, adverse claims or options (except for restrictions in Birdair's Certificate of Incorporation, as amended, the Agreement, and the Existing Shareholder Agreement or required by applicable securities laws).

      (c) Non-Contravention. The execution and delivery of this Agreement and the other Closing Documents and the consummation of the transactions contemplated hereby and thereby will not violate any material agreement to which Chemfab is a party or any provision of the Certificate of Incorporation or By-Laws of Chemfab.

      (d) Consents. No consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority, and no consent of any third party (other than (i) as may be required by the Organizational Agreement; and (ii) the consent of Chemfab's and Birdair's institutional lenders, the consent of each of which has been obtained), is required to be obtained, by Chemfab in connection with the execution, delivery and performance by Chemfab of this Agreement or the other Closing Documents.

      (e) Litigation. There is no action, proceeding, or investigation or inquiry pending or, to the best of the knowledge of Chemfab, threatened which questions the validity of this Agreement, the other Closing Documents or any action proposed to be taken by Chemfab pursuant hereto or thereto.

      (f) Finders or Brokers. Chemfab has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with or upon consummation of this Agreement or the other Closing Documents or the transactions contemplated hereby or thereby.

      11. Representations and Warranties of Birdair. On behalf of Birdair, Chemfab and Taiyo hereby represent and warrant to each other that they have caused or will cause the following to be true and accurate:

      (a) Record Ownership of Shares. The Class B Shares are owned of record by Chemfab and are fully paid and non-assessable.

      (b) Authorization and Issuance of Capital Stock. (i) As of the Effective Time, the 1000 shares of Preferred Stock will be duly authorized and issued and will be owned of record by Chemfab; will be fully paid non-assessable; and the Preferred Stock will have the rights and preferences set forth in the Revised Charter.

      (ii) As of the time immediately prior to the Effective Time, the Class A Common Stock will be duly authorized and issued and be owned of record, respectively, as follows: 447 shares --Chemfab; 553 shares -- Taiyo; and all such shares will be fully paid and non-assessable.

      12. Certain Covenants, Agreements and Consents of Both Parties. Each of Chemfab and Taiyo covenants and agrees as follows:

      (a) Accuracy of Representations, Warranties, Covenants and Agreements. Each of Taiyo and Chemfab covenants and agrees that it will take any and all action reasonably necessary to cause its representations, warranties, covenants and agreements in Sections 9 and 10, respectively, to continue to be true, accurate and complete in all material respects to the extent that they survive Closing.

      (b) Shareholder Consent. The Parties acknowledge and agree that each of Taiyo and Chemfab has consented to this Agreement and/or waived any preconditions to or prohibitions against this Agreement, to the extent required by the Organizational Agreement or the Existing Shareholder Agreement.

      (c) Expenses. Each of the Parties hereto will pay its own fees and expenses, including its own counsel fees and accountants' fees, incurred in connection with the transactions contemplated by this Agreement and the other Closing Documents, except as otherwise provided herein.

                    Part V - Closing Conditions and Closing
                    ---------------------------------------

      13. Conditions Precedent to Obligations of Each Party to Consummate Transactions. The obligations of the Parties hereunder to consummate the purchase and sale of the Chemfab Shares shall be subject to the fulfillment of the following conditions at the Closing Date:

      (a) There shall be no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body, pending or threatened, against Birdair or either Party hereto, which seeks an injunction against or threatens to enjoin the consummation of this Agreement or the other Closing Documents, which questions or would question the validity or propriety of this Agreement or the other Closing Documents or wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by this Agreement or the other Closing Documents;

      (b) Birdair and its shareholders and directors shall have taken all necessary action as of the Effective Time (other than the filing of the Revised Charter with the Delaware Secretary of States Office) to carry out and complete the Recapitalization;

      (c) Birdair shall have issued to Chemfab duly executed share certificate(s) representing (i) all of the Company's Preferred Stock, and (ii) the Chemfab Shares; and

      (d) Each of the Closing Documents has been duly authorized, executed and delivered by each of the parties thereto.

      14. Conditions Precedent to Obligations of Chemfab. The obligations of Chemfab to consummate this Agreement and the other Closing Documents shall be subject to the satisfaction of the following conditions, at or prior to the Closing Date:

      (a) Representations, Covenants. etc. The representations and warranties of Taiyo set forth herein shall be true and correct in all material respects on the Closing Date to the same extent as if made on such date, and Taiyo shall have complied in all material respects with its covenants, agreements and obligations hereunder.

      (b) Opinion of Counsel. Chemfab shall have received from counsel for Taiyo a written opinion dated the Closing Date, addressed to Chemfab, relative to the matters set forth in Sections 9(a-c), (f) & (g) above, inclusive.

      (c) Certificate. Taiyo shall have delivered to Chemfab a certificate, dated the Closing Date, signed by the Chairman, President or any Vice President of Taiyo, certifying as to the fulfillment of the conditions specified in
Section 9.

      (d) Taiyo shall have paid the Cash Payment (and any related Transfer Taxes) for the Chemfab Shares as provided in Section 16(b) below.

      15. Conditions Precedent to Obligations of Taiyo. The obligations of Taiyo to consummate this Agreement and the other Closing Documents shall be subject to the satisfaction of the following conditions at or prior to the Closing Date:

      (a) Representations, Covenants, etc. The representations and warranties of Chemfab set forth herein shall be true and correct in all material respects on the Closing Date to the same extent as if made on such date, and Chemfab shall have complied in all material respects with its covenants, agreements and obligations hereunder.

      (b) Opinion of Counsel. Taiyo shall have received from counsel for Chemfab a written opinion, dated the Closing Date, addressed to Taiyo, relative to the matters set forth in Sections 10(a) & (c-e) above.

      (c) Certificate. Chemfab shall have delivered to Taiyo a certificate, dated the Closing Date, signed by the President or any Vice President of Chemfab, certifying as to the fulfillment of the conditions specified in Section 10.

      16. The Closing. (a) The closing of the sale by Chemfab and purchase by Taiyo of the Chemfab Shares and of the other transactions contemplated by this Agreement and the other Closing Documents (the "Closing") shall take place at 11:00 A.M. (EST) on the closing date (the "Closing Date") agreed to by the Parties, which in any event shall be consummated on or before March 29, 1992.

      (b) Method of Payment. Taiyo shall make and pay the Cash Payment for the Chemfab Shares in the form of a wire transfer on or before the Closing Date in the amount of $4,533,333 in immediately available funds to Chemfab's account with M & T Bank, Buffalo, New York, Account Number 150-039-1, or such other account as Chemfab shall direct in writing prior to the Closing Date. Taiyo shall pay directly to the pertinent taxing authority(ies) any and all transfer Taxes relating to such sale and purchase of the Chemfab Shares.

      (c) Closing Deliveries by Chemfab. Subject to the terms and conditions hereof, at the Closing, Chemfab shall deliver to Taiyo (i) good and marketable title to the Chemfab Shares, free and clear of all liens, adverse claims or options (except for restrictions in Birdair's Certificate of Incorporation, contained herein or in the New Shareholder Agreement, or required by applicable securities laws), by delivering certificates representing the Chemfab Shares (the `Stock Certificates"), in good delivery form for transfer, accompanied by stock powers duly executed in blank with all requisite stock transfer stamps attached; and (ii) the opinion and certificate referred to in Sections 15(b) and
(c) of this Agreement.

      (d) Closing Deliveries by Taiyo. Subject to the terms and conditions hereof, at the Closing, Taiyo shall deliver to Chemfab (i) the Cash Payment as provided in Section 16(b), and (ii) the opinion and certificate referred to in Sections 14(b) and (c) of this Agreement.

      (e) Further Assurances of Taiyo. From time to time, at Chemfab's request (whether at or after the Closing), Taiyo will, at its own expense, execute and deliver such further instruments and take such other action as Chemfab may reasonably request in order to more effectively consummate the sale of the Chemfab Shares pursuant to this Agreement.

      (f) Further Assurances of Chemfab. From time to time, at Taiyo's request (whether at or after the Closing), Chemfab will, at its own expense, execute and deliver such further instruments and take such other action as Taiyo may reasonably request in order to more effectively convey and transfer to Taiyo the Chemfab Shares.

      (g) Survival of Representations and Warranties. The representations and warranties of Taiyo contained in Section 9, and the representations and warranties of Chemfab contained in Section 10, in connection with the transactions contemplated hereby shall survive for a period of one year from the Closing Date, except for the representations and warranties of Taiyo contained in Section 9(d-e) and of Chemfab in Section 10(b), which shall survive for a time period equal to the applicable statute of limitations for claims relating to the provisions of such Sections 9(d-e) and 10(b), after which all liability with respect thereto shall terminate, except as to any inaccuracy or breach thereof of which either Party shall have, prior to such date, advised the other Party hereto in writing, specifying in reasonable detail the representation or warranty that is inaccurate or that has been breached and the basis for such allegation.

                       Part VI.  Post-Closing Agreements.
                       ---------------------------------

      17. Repairs and Warranty Work. After Closing, Taiyo shall, at the request of Chemfab or any of its Affiliates, cause Birdair to perform any repair or replacement services (collectively "Repair Services"), required to be performed by operation of law, by operation of any warranty, express or implied, or as the result of any valid, final and binding adjudication of the negligence or strict liability of Chemfab or any of its Affiliates, with respect to any products sold or services performed by Chemfab or any of its Affiliates relating to the Fabric Structures Business. Taiyo shall cause Birdair to perform such Repair Services for a price equal to Birdair's "costs" (as defined below) plus a fee equal to 15% of such costs, and upon such other terms and conditions as are acceptable to the Parties; provided that, it is understood and agreed that Birdair will be acting as an agent of Chemfab or one or more of its Affiliates with respect to such Repair Services and nothing in this Section 17 shall release Chemfab or its Affiliates of liability, or render Taiyo or Birdair liable, for initial and recurring repair or replacement services required to be performed hereunder. Taiyo shall, or shall cause Birdair to, indemnify and hold harmless Chemfab and its Affiliates from and against any and all loss or expense (including reasonable attorneys' fees and expenses) that arises out of any negligence by Birdair or any of its employees with respect to Birdair's performance under this
Section 17. For purposes of this section, Birdair's "costs" for Repair Services provided to Chemfab or any of its Affiliates shall be those variable costs that have been consistently treated as direct project costs in the computation of "project profit" in Birdair's internal financial statements during the two years prior to the Closing Date.

      18. Bonding Commitment. After the Closing Date, Taiyo agrees to use its best efforts to obtain on Birdair's behalf, or cause Birdair to obtain, as soon as practicable, a bonding commitment from a surety which is adequate to support the business of Birdair. The Parties agree that, notwithstanding Chemfab's Preferred Stock investment, none of Chemfab nor any of its Affiliates will be required (nor will Taiyo request any of them) to be an indemnitor or guarantor of (or otherwise to have any financial liability (direct or indirect) with respect to) any new bonds issued with respect to Birdair's business after the Closing Date. Further, in order to satisfy the notice provisions of the CIGNA Bond Indemnity Agreement to remove Chemfab as an indemnitor, Taiyo agrees that no new bonds will be issued under Birdair's existing CIGNA bonding facility for the first thirty days after the Closing Date.

      19. Savings and Security Plan and Bargaining Unit Pension Plan. The Parties acknowledge that both Birdair's union and nonunion employees are participants in the Chemfab Corporation Savings and Security Plan and Trust (the "Savings Plan") and that Birdair's union employees are participants in the CHEMFAB New York, Inc. Bargaining Employees' Retirement Plan ("CHEMFAB New York Plan," together with the Savings Plan, the "Plans"). The Parties further acknowledge and agree that effective on the Closing Date, Chemfab will operate the Plans as multiple employer plans (thus providing continuing participation) from the Closing Date until the end of the current Plan year (May 31, 1992) for the Savings Plan, and the end of the current collective bargaining agreement between the Company and its union employees (April 5, 1992) for the CHEMFAB New York Plan.

      Taiyo agrees that, after the Closing Date, it will provide, or cause Birdair to provide, benefits substantially identical to those currently available through the Plans for the affected Birdair employees as provided in, and for the periods indicated in, Sections 19(a) and 19(b) below. Taiyo agrees to pay all costs of establishing the new plan described in Section 19(a) and any additional actuarial or valuation costs incurred by Chemfab (beyond those costs customarily incurred by Chemfab and Birdair to value the Plans at their respective plan year ends) to disaggregate and/or distribute amounts under the Plans. Taiyo further agrees that it is solely responsible for Birdair's compliance with the Employee Retirement Income Security Act of 1974 (ERISA) from and after the Closing Date.

      Chemfab acknowledges that the disaggregation of, and/or distributions from, the plans will require significant administrative assistance, and Chemfab will provide the necessary administrative support to Taiyo and Birdair after the Closing Date to reasonably facilitate a transfer and/or distribution of the affected employees' benefits and related assets in accordance with Sections 19(a) and 19(b) below.

      (a) Savings Plan. Chemfab shall cause the Savings Plan to be divided into two plans, effective June 1, 1992, one plan for current and former employees of Birdair who are not then employees of Chemfab and its Affiliates (the "Birdair Savings Plan") and one plan for current and former employees of Chemfab and its Affiliates who are not then employees of Birdair (the "Chemfab Savings Plan") Taiyo shall cause Birdair to adopt the Birdair Savings Plan for the benefit of its current and former employees, and Chemfab shall cause assets equal to the aggregate account balances of the participants in the Birdair Savings Plan on June 1, 1992 to be transferred from the Savings Plan to the Birdair Savings Plan within a reasonable time after June 1, 1992. It is anticipated that a final accounting for the Savings Plan's plan year ending May 31, 1992, will be available on or about September 15, 1992. The amount so transferred shall be adjusted to reflect estimated income, appreciation and depreciation of the assets of the Savings Plan between May 31, 1992 and the date of transfer and to reflect any payments made to participants in the Birdair Savings Plan after May 31, 1992. Effective June 1, 1992, all Plan contributions deducted from Birdair employees will be deposited directly into the Birdair Savings Plan. Once a final accounting of the participant account balances has been rendered for the period ending May 31, 1992, Birdair, on its own behalf and (to the extent permitted by applicable law) on behalf of the participants in the Birdair Savings Plan, agrees to execute and deliver to Chemfab an instrument releasing Chemfab and its Affiliates and their respective Agents from any liability arising from any actions or omissions with respect to the Savings Plan prior to the date the assets are transferred or in connection with any adverse tax consequences resulting therefrom.

      (b) CHEMFAB New York, Inc. Bargaining Employees' Retirement Plan. Taiyo acknowledges and agrees that the Birdair employees who are members of the Amalgamated Clothing and Textile Workers Union have voted to decertify the Union effective April 5, 1992. Accordingly, as of April 6, 1992, these employees will no longer be working under a collective bargaining agreement and will no longer qualify for participation in the CHEMFAB New York Plan as of that date. In order to maintain continuity of benefits through April 5, 1992, Taiyo agrees that it will cause Birdair to become a participating employer in the CHEMFAB New York Plan from March 27, 1992, through April 5, 1992. Thereafter, Taiyo will cause Birdair to include these former union employees in the Company's money purchase plan or any other retirement plan broadly available to its non-union employees as of April 6, 1992.

      After the end of the Plan Year, Chemfab shall request a valuation as of April 30, 1992 and a determination by an enrolled actuary of the present value at April 5, 1992, of the benefits accrued under the CHEMFAB New York Plan calculated on a termination basis. If the assets of the CHEMFAB New York Plan as of April 30, 1992 are less than the actuarially computed present value of all benefits accrued thereunder at April 30, 1992, then Taiyo Kogyo shall cause Birdair to make a contribution to the Plan equal to Birdair's proportionate share of the underfunded amount based upon the number of its participants in the plan as a percentage of the total number of participants in the plan.

      After a final actuarial valuation and accounting has been completed for the plan year ending April 30, 1992, vested accrued benefits for the Birdair employees as of April 5, 1992, will be distributed to those employees in accordance with the terms of and as prescribed by ERISA.

      On the date of the distribution of the vested accrued benefits, Birdair shall execute and deliver to Chemfab a certificate executed by Birdair, on its own behalf and (to the extent permitted by applicable law) on behalf of Bargaining Unit Plan Participants, releasing Chemfab and its Affiliates and their respective Agents from any liability arising from any actions or omissions concerning the CHEMFAB New York Plan through the date of the distribution of the assets, including without limitation liability for the payment of benefits accrued under the CHEMFAB New York Plan and any adverse tax consequences resulting therefrom.

      20. Non-Exclusive License. Taiyo agrees that it will cause Birdair to grant to Chemfab and its Affiliates, on a non-exclusive, royalty-free basis (with the right to sub-license, subject to the same restrictions applicable to Chemfab and its Affiliates, but without Birdair's further consent), both (a) the right to use any and all of Birdair's Existing Technology for applications relating to Chemfab's present or future business; and (b) the right to use the Transferred Technology in any application other than the Fabric Structures Business. The duration of this non-exclusive license shall be perpetual.

      21. Supply of High Performance Materials to Taiyo Companies. After Closing, if any Taiyo Company desires to develop or manufacture new products (other than High Performance Fabricated Products) that involve the utilization or fabrication of a specific High Performance Material (other than Permanent Architectural Fabrics) which, at that time, Chemfab produces or has the capability to develop or supply, Taiyo shall give notice to Chemfab of such desire and Taiyo shall discuss with Chemfab, on a confidential basis, the desired specifications for the specific High Performance Material involved. If, within ten days after receiving such notice from Taiyo, Chemfab advises Taiyo that it is interested in supplying such material, then Taiyo and Chemfab will use their best efforts to develop, if applicable, a mutually acceptable development plan, and to negotiate a supply agreement for such product pursuant to which Chemfab would supply all of the Taiyo Companies' requirements for such High Performance Material.

                            Part VII - Miscellaneous
                            ------------------------
      22.   Miscellaneous Provisions.
            ------------------------

      (a) Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware.

      (b) Amendment and Modification. The Parties by mutual consent of their respective officers may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

      (c) Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, with postage prepaid: (i) if to Chemfab, to Chemical Fabrics Corporation, Daniel Webster Highway, P.O. Box 1137, Merrimack, New Hampshire 03054, Attention: President, or to such other person or address as Chemfab shall furnish to Taiyo in writing and (ii) if to Taiyo, to Taiyo Kogyo Corporation, 3-22-1 Higashiyama, Meguro-ku, Tokyo 153 Japan, or to such other person or address as Taiyo shall furnish to Chemfab in writing.

      (d) Assignment; Successors of Parties.  Subject to the provisions of
Section 7 of the New Shareholder Agreement, each of this Agreement, the other Closing Documents, and all of the provisions thereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided that, none of this Agreement, the other Closing Documents nor any of the rights, interests or obligations hereunder or thereunder shall be assigned by either of the Parties hereto without the prior written consent of the other Party except to a company which becomes a successor to its principal business by merger, consolidation, purchase of all or substantially all of its assets, or otherwise.

      (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed as an original, but all of which together shall constitute one and the same instrument.

      (f) Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

      (g) Entire Agreement. This Agreement and other documents specifically referred to herein which form a part hereof or are marked for identification by each of the Parties hereto contain the entire understanding of the Parties in the respect of the subject matter of this Agreement. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to subject matter.


      IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement this 27 th day of March, 1992.

                                     CHEMFAB CORPORATION

/s/ L. James Newman             By   /s/ Duane Montopoli
-------------------------           --------------------------
Witness                                      Title


                                    TAIYO KOGYO CORPORATION

/s/ S. Hamada                   By  /s/  Motonobu Nohmura
-------------------------           --------------------------
Witness                                    Title



                                   EXHIBIT A
                                    --------

                             Guaranteed Obligations
                             ----------------------
                                                                      Bonded
Performance Guarantees                                              Contract
and/or Individual Bonds                                               Amount
-----------------------                                              -------

      Illinois State University                                  $1,793,532
      San Diego Convention Center                                 1,000,000
      Rolling Oaks                                                  900,000
      Sherway Gardens                                               500,000
      U.C. Davis                                                    145,000
      Cobb Place                                                    317,048
      Heritage Hjemkomst                                            475,000
      St. Petersburg                                              1,000,000
      Sunland Mall                                                  200,000


Bonds under CIGNA line
----------------------

A.    Contract Bonds (By Project)
      --------------------------
      New Market Mall                                               343,104
      Stonewood                                                     669,879
      Library Square                                                155,100
      Georgia Dome                                               19,915,000
      Broward City Convention Center                                178,850
      Anderson Dance Pavilion                                       299,530
      Orlando Airport                                             1,326,050
      Rockingham Park Mall                                          278,038
      Folkstone Terminal                                             44,942
      Northgate (Seattle) Transit                                   731,800
      Hyatt Regency Orlando                                         115,000
      Denver Airport                                             28,177,445
      San Diego Convention Center (Repair)                          342,335
      San Diego Convention Center (Repair)                          404,430

B.    Miscellaneous Bonds.
      -------------------

      State of Louisiana                                              6,150
      State of Washington                                             4,000
      State of California (License)                                   5,000
      State of California (Individual)                                5,000
      State of Georgia                                               10,000
      District Council of Iron Workers                               10,000
      City of Sioux City                                             10,000


          Item 1.  List of qualified Guaranteed Obligations Project
                   ------------------------------------------------

Sunland Mall                                                       $200,000
Cobb Place                                                          317,048
Heritage Hjemkomst                                                  475,000
U.C. Davis                                                          145,000
Rolling Oaks                                                        900,000
Illinois State University                                         1,793,532



                                                                       Exhibit B
                                 THE TERRITORY
                                 --------------


1.    Asia

      Japan
      Democratic Republic of Afghanistan
      People's Republic of Bangladesh
      Bhutan
      Socialist Republic of the Union of Burma
      People's Republic of China
      India
      Republic of Indonesia
      Cambodia
      Republic of Korea
      Democratic People's Republic of Korea
      Lao People's Democratic Republic
      Malaysia
      Republic of Maldives
      Mongolian People's Republic
      Kingdom of Nepal
      Islamic Republic of Pakistan
      Republic of the Philippines
      Republic of Singapore
      Democratic Socialist Republic of Sri Lanka
      Kingdom of Thailand
      Socialist Republic of Vietnam

2.    Oceania

      Fiji
      Republic of Kiribati
      Republic of Nauru
      Papua New Guinea
      Solomon Islands
      Kingdom of Tonga
      Tuvalu
      The Republic of Vanuatu
      Western Samoa

3.    Eastern Europe and Asia

      Republics, countries, states and provinces of the former Union of Soviet Socialist Republics

4.    Other territories

      Taiwan
      Hong Kong
      Macao
      Jammu and Kashmir
      East Timor
      Samoa                   (U.S.A.)
      Canton and Enderbury    (U.K., U.S.A.)
      Polynesia               (French)
      Guam                    (U.S.A.)
      Johnston                (U.S.A.)
      Midway                  (U.S.A.)
      New Caledonia           (French)
      Pacific Islands Trust Territory   (UN)
      Pitcairn                (U.K.)
      Wake                    (U.S.A.)
      Wallis                  (French)

      Any islands in Pacific Ocean other than Hawaii and ones possessed by Australia and New Zealand.

                                                                       Exhibit C

                                 BIRDAIR, INC.

                  CHEMFAB CORPORATION/TAIYO KOGYO CORPORATION

                                 March 27, 1992

                                 CLOSING AGENDA
                                 ---------------

                  Document              Parties             Preparation
                  --------              -------             -----------

A.        Closing Matters.
          ----------------

     1.     Purchase and Sale           TKC/CFC                 OR
            Agreement

     2.     Supply Agreement            TKC/CFC                 OR

     3.     Shareholder                 TKC/CFC                 OR
            Agreement

     4.     Revised Charter             BI (President           OR
                                         & Secretary)

     5.     BI Board Resolution         BI Directors            OR
            Recommending Share
            holder Adoption of
            Revised Charter and
            Revised By-Laws

     6.     BI Shareholder              TKC/CFC                 OR
            Resolution Adopting
            Revised Charter and
            Revised By-Laws

     7.     TKC Board Resolu-           TKC                     YYB
            tions Authorizing
            Transactions

     8.     CFC Board Resolu-           CFC                     OR/WHE
            tions Authorizing
            Transactions

     9.     BI Board of Directors  BI Directors                 OR
            Standing Resolu-
            tions

    10.     CFC Tender of BI                                    CFC/OR
            Class B Shares to
            effectuate Recapi-
            talization

            a)  Assignment              CFC                     OR
                 Separate from
                 Certificate

    11.     Issuance by BI               BI                     SD
            to CFC of 447
            Shares of BI Class A
            Common Stock
            a) New BI Stock                                     SD
               Certificate
               No.

    12.     Issuance by BI               BI                     SD
            to CFC of 1000
            Shares of BI Pre-
            ferred Stock

            a) New BI Stock                                     SD
               Certificate
               No.

    13.     Assignment Sep-              CFC                    OR
            arate from Certi
            ficate (whereby CFC
            assigns and sells
            to TKC BI Stock
            Certificate No.
                  representing
            all 447 shares of
            BI Class A Common Stock (Item 11 above))

    14.     BI Consent and               BI                     OR
            Assumption Agreement

    15.     BI Board Resolutions         BI                     OR
            Approving BI Consent

    16.     TKC Officer's                TKC                   YYB
            Certificate

    17.     CFC Officer's                CFC                    OR
            Certificate

    18.     TKC Legal Opinion            YYB                   YYB
            (addressed to CFC)

    19.     CFC Legal Opinion            OR                     OR
            (addressed to TXC)

    20.     Resignations of              CFC                    OR
            Class B BI Directors

    21.     CFC Designation of           CFC                     OR
            BI Preferred Stock

            Board Member and
            Non-Voting Repre
            sentative

    22.     Cash Payment                TKC                     TKC
            ($4,533,333)
            Wired to CFC

    23.     Superseding CIGNA                                   CFC
            Indemnity

    24.     CIGNA's Release                                     CFC
            of CFC

    25.     CFC Bond Certificate         CFC                    CFC

    26.     M&T Bank Consent                                    CFC

    27.     Morgan Bank Consent                                 CFC

B.   Post-Closing Matters
     --------------------

    28.     Filing Revised              BI                      OR
            with Delaware
            Secretary of
            State

    29.     Exchange of BI               TKC                    SD
            Stock Certificate
            No.      (in CFC's
            name) and accompany
            ing stock power
            (Item 13 above) for
            new BI Stock Certif
            icate No.     (to be
            issued in TKC's name)

    30.     Election of Successor
            BI Directors                BI                      OR

    31.     New York Real Property
            Gains Tax

            a)   Filing of Return        BI                     SD
                                         TKC
                                         CFC

    32.     New York Real Property
            Transfer Tax                BI                      SD
                                        TKC
                                        CFC
    33.     IRS Form 8820 -
            Information Filing
            re: BI Recapitali-
            zation                       BI                     EY

    34.     Affiliate Board
            Votes                        TKC
                                         CFC



Legend:
------
BI   =    Birdair, Inc.             YYB   =   Yonemura, Yasaki & Boizer
CFC  =    Chemfab Corporation       SD    =   Saperston & Day
TKC  =    Taiyo Kogyo Corporation   WHE   =   William H. Everett
OR   =    Orr and Reno              EY    =   Ernst & Young